Exhibit 21.1

US FOODS HOLDING CORP.

COMPANY AND SUBSIDIARY COMPANY INFORMATION

ENTITY NAME:	STATE AND COUNTRY OF INCORPORATION:	CITY AND STATE OF PRINCIPAL OFFICE:

US Foods Holding Corp.	Delaware, United States	Rosemont, Illinois

US Foods, Inc.	Delaware, United States	Rosemont, Illinois

Trans-Porte, Inc.	Delaware, United States	Rosemont, Illinois

RS Funding, Inc.	Nevada, United States	Rosemont, Illinois

USF Shares, Inc.	Delaware, United States	Rosemont, Illinois

E&H Distributing, LLC	Nevada, United States	Rosemont, Illinois

US Foods Culinary Equipment & Supplies, LLC	Delaware, United States	Rosemont, Illinois

USF CMP, LLC	Delaware, United States	Rosemont, Illinois

Great North Imports, LLC	Delaware, United States	Rosemont, Illinois

USF Propco I, LLC	Delaware, United States	Rosemont, Illinois

USF Propco II, LLC	Delaware, United States	Rosemont, Illinois

USF Propco Mezz A, LLC	Delaware, United States	Rosemont, Illinois

USF Propco Mezz B, LLC	Delaware, United States	Rosemont, Illinois

USF Propco Mezz C, LLC	Delaware, United States	Rosemont, Illinois

Atlanta Land L.K.E., LLC	Delaware, United States	Rosemont, Illinois

Jackson L.K.E., LLC	Delaware, United States	Rosemont, Illinois

Paris L.K.E., LLC	Delaware, United States	Rosemont, Illinois

Waukesha Wholesale Foods, Inc.	Wisconsin, United States	Rosemont, Illinois

Waukesha Transport Inc.	Wisconsin, United States	Rosemont, Illinois